UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

Intelsat S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	000-50262	98-0346003
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg		L-1246
(Address of principal executive offices)		(Zip Code)

+(352) 27 84 1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2012, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”) issued $1,200,000,000 aggregate principal amount of its 7  1/4% Senior Notes due 2020 (the “New Notes”). The New Notes were issued pursuant to an indenture, dated as of September 30, 2010 (as amended and supplemented to date, the “Indenture”), among Intelsat Jackson, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Intelsat Jackson previously issued $1,000,000,000 aggregate principal amount of its 7  1/4% Senior Notes due 2020 on September 30, 2010. The net proceeds from the New Notes will be used by Intelsat Jackson to purchase any and all of its $701,913,000 outstanding 9  1/2% Senior Notes due 2016 (the “9  1/2% Notes”) and up to $470,000,000 aggregate principal amount of its outstanding $1,048,220,000 aggregate principal amount of 11  1/4% Notes (the “11  1/4% Notes”) that are validly tendered in connection with Intelsat Jackson’s tender offers announced on April 12, 2012 (the “Tender Offers”). Proceeds from the sale of the New Notes may also be used to redeem or repurchase notes not purchased in the applicable Tender Offer, to pay related fees and expenses and for general corporate purposes. The Indenture dated as of September 30, 2010 pursuant to which the New Notes were issued was filed as Exhibit 4.1 to Intelsat S.A.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2010.

The Indenture contains covenants which include, among other things: a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to incur or guarantee additional debt or issue disqualified or preferred stock; a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to pay dividends, make other equity distributions or repurchase or redeem capital stock; a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to make certain investments; a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to enter into transactions with affiliates; a limitation on merger, consolidation, amalgamation and sale of assets applicable to Intelsat Jackson and some of its subsidiaries; and a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to incur liens on any of Intelsat Jackson’s assets securing other indebtedness.

The Indenture also contains events of default with respect to: default in payments of interest after a 30-day grace period or a default in the payment of principal when due; subject to a certain exception, default in the performance of any covenant in the Indenture that continues for more than 60 days after notice of default has been provided to Intelsat Jackson; failure to make any payment when due, including applicable grace periods, under any indebtedness for money borrowed by Intelsat S.A., Intelsat Jackson or a significant subsidiary thereof having a principal amount in excess of $75.0 million; the acceleration of the maturity of any indebtedness for money borrowed by Intelsat S.A., Intelsat Jackson or a significant subsidiary thereof having a principal amount in excess of $75.0 million; failure by Intelsat S.A., Intelsat Jackson or a significant subsidiary to pay final judgments aggregating in excess of $75.0 million, which judgments are not discharged, waived or stayed for 60 days; and certain events of bankruptcy, insolvency or reorganization of Intelsat S.A., Intelsat Jackson or a significant subsidiary.

The New Notes are redeemable on the dates, at the redemption prices and in the manner specified in the Indenture.

Pursuant to a registration rights agreement (the “Registration Rights Agreement”), Intelsat Jackson and the guarantors of the New Notes agreed with Goldman, Sachs & Co., as representative of the initial purchasers in the offering of the New Notes described above (the “Initial Purchasers”), in the circumstances described therein to make an offer to exchange the New Notes for registered, publicly tradable notes that have substantially identical terms to the New Notes. The Registration Rights Agreement, dated as of April 26, 2012, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Certain of the Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for Intelsat Jackson and its affiliates, for which they received or will receive customary fees and expenses. Affiliates of one or more of the Initial Purchasers are lenders and/or agents under the credit facilities maintained by Intelsat Jackson and/or its affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above, other than the last paragraph thereof, is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

Preliminary Results of Tender Offers

On April 25, 2012, Intelsat S.A. announced that, in connection with the Tender Offers, Intelsat Jackson has been advised by Global Bondholder Services Corporation, as the depositary for the Tender Offers, that as of 5:00 p.m. New York City time on Wednesday, April 25, 2012 (the “Early Tender Time”), Intelsat Jackson had received tenders of $48,042,000 aggregate principal amount of the 9  1/2% Notes and tenders of $10,059,000 aggregate principal amount of the 11  1/4% Notes pursuant to the Tender Offers. On April 25, 2012, Intelsat S.A. also announced that Intelsat Jackson amended the terms of the Tender Offer for the 9  1/2% Notes and the Tender Offer for the 11  1/4% Notes and is now offering to pay the total consideration, including the early tender payment, to Holders who validly tender their Notes prior to the expiration of the applicable Tender Offer.

Including accrued and unpaid interest, Intelsat Jackson has paid $51,584,590.34 in total consideration with respect to the 9  1/2% Notes tendered prior to the Early Tender Time and $10,928,474.85 in total consideration with respect to the 11  1/4% Notes tendered prior to the Early Tender Time.

Each of the Tender Offers is scheduled to expire at 12:00 midnight, New York City time, on Wednesday, May 9, 2012, unless extended or earlier terminated by Intelsat Jackson.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
4.1	Registration Rights Agreement, dated as of April 26, 2012, by and among Intelsat Jackson Holdings S.A., as Issuer, Intelsat S.A. and Intelsat (Luxembourg) S.A., as Parent Guarantors, the subsidiary guarantors named therein and Goldman, Sachs & Co., as Representative of the several initial purchasers named on Schedule I thereto.

99.1	Press Release dated April 25, 2012 entitled “Intelsat Announces Early Tender Offer Results and Amendments to the Tender Offers for Certain Notes of Intelsat Jackson Holdings S.A.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: April 26, 2012	By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
4.1	Registration Rights Agreement, dated as of April 26, 2012, by and among Intelsat Jackson Holdings S.A., as Issuer, Intelsat S.A. and Intelsat (Luxembourg) S.A., as Parent Guarantors, the subsidiary guarantors named therein and Goldman, Sachs & Co., as Representative of the several initial purchasers named on Schedule I thereto.

99.1	Press Release dated April 25, 2012 entitled “Intelsat Announces Early Tender Offer Results and Amendments to the Tender Offers for Certain Notes of Intelsat Jackson Holdings S.A.”